                                                                      EXHIBIT 12

                         R. R. DONNELLEY & SONS COMPANY

                               ----------------

                          STATEMENT OF COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                                     1994
                                                               -----------------
Earnings
  Earnings before income taxes................................     $266,476
  Interest expense............................................       37,768
  Interest component of operating leases (1)..................       15,200
  Amortization of capitalized interest........................        4,624
                                                                   --------
  Earnings available for fixed charges........................     $324,068
                                                                   ========
Fixed Charges
  Interest expense............................................     $ 37,768
  Capitalized interest........................................        7,900
                                                                   --------
  Interest incurred...........................................       45,668
  Interest component of operating leases (1)..................       15,200
                                                                   --------
  Total fixed charges.........................................     $ 60,868
                                                                   ========
  Ratio of Earnings to Fixed Charges (2)......................         5.32
                                                                   ========

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(1) Management estimates one-third of current year operating lease payments to be the interest factor of such rentals.
(2) The ratio of earnings to fixed charges for twelve months ended September 30, 1994 was 5.83.